UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 18, 2007
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation.
Item 1.01 Entry into a Material Definitive Agreement.
     On May 18, 2007, we entered into an additional note purchase and global amendment agreement with Imperium Master Fund, Ltd., providing for the issuance of the second of two 15% senior secured promissory notes to Imperium. Under the terms of the global amendment agreement, we received the second $1.0 million on May 24, 2007, as part of the previously announced $2.0 million raised through a private placement. The private placement, governed by the securities purchase agreement, dated May 3, 2007, between Innuity and Imperium, provided for the issuance of 15% senior secured notes and warrants to purchase up to 1,128,000 shares of our common stock at an exercise price of $0.01 per share.
     The notes bear interest at 15% per annum, payable monthly, and are due May 3, 2008. In connection with the financing, we granted Imperium a security interest in all of our assets, including our equity interests in Vista.com, our wholly-owned subsidiary, and Jadeon, Inc., a wholly-owned subsidiary of Vista.com.
     Under the terms of the securities purchase agreement, until such time as the warrants are no longer outstanding, if we issue securities in a subsequent financing we agreed to issue to Imperium, for no consideration, an amount of each type of security being issued in such financing to prevent dilution resulting from such financing. In addition, we agreed to file a registration statement on Form SB-2 with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the warrants.
     The placement agent for the financing was Kaufman Bros., L.P. Under the terms of our engagement agreement, we agreed to pay Kaufman Bros. a cash fee equal to six percent of the aggregate proceeds raised in the financing for services rendered as placement agent.
     A complete copy of the 15% senior secured promissory note, the additional note purchase and global amendment agreement and our press release related to the second financing tranche are attached hereto as Exhibits 4.1, 10.1 and 99.1, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	15% Senior Secured Note

10.1	Additional Note Purchase and Global Amendment Agreement, dated as of May 18, 2007, between Innuity, Inc. and Imperium Master Fund, Ltd.

99.1	Press release of Innuity, Inc., dated May 24, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: May 24, 2007	By:	/s/ John R. Wall
John R. Wall
Chief Executive Officer